Exhibit 4(p)


                      [FORM OF FACE OF SERIES A GLOBAL MTN
                    FLOATING RATE REGISTERED DTC GLOBAL NOTE]

                      GENERAL ELECTRIC CAPITAL CORPORATION
                        GLOBAL MEDIUM-TERM NOTE, SERIES A
                                 (FLOATING RATE)

REGISTERED                                                            REGISTERED
No. USFLR
CUSIP: ____________                                          [              ](2)
ISIN: _____________
Common Code: ______

          Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

          Unless and until it is exchanged in whole or in part for Notes in definitive registered form, this registered global note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

IF APPLICABLE, THE "ISSUE PRICE", THE "AMOUNT OF OID", THE "ORIGINAL ISSUE DATE" AND THE "YIELD TO MATURITY" WILL BE SET FORTH BELOW. THE CALCULATION OF THE AMOUNT OF OID UPON (A) OPTIONAL REDEMPTION OR (B) DECLARATION OF ACCELERATION IS DISCUSSED ON THE REVERSE HEREOF.

----------
(1)  Insert Principal Amount.

(2)  Insert Optional Payment Amount if the Note has a dual-currency feature.

ORIGINAL ISSUE       INITIAL INTEREST     SPREAD (PLUS OR     INITIAL REDEMPTION
DATE:                DATE:                MINUS):             DATE:

MATURITY DATE:       INTEREST ACCRUAL     ALTERNATE RATE      INITIAL REDEMPTION
                     DATE:                EVENT SPREAD:       PERCENTAGE:
SPECIFIED (FACE
AMOUNT)              MAXIMUM INTEREST     SPREAD              OPTIONAL
CURRENCY:(3),(4)     RATE:                MULTIPLIER:         REPAYMENT DATE(S):

INTEREST RATE        MINIMUM INTEREST     INTEREST PAYMENT    YIELD TO MATURITY:
BASIS:               RATE:                PERIOD:
                                                              AMOUNT OF OID:
APPLICABILITY OF     OPTION ELECTION      INTEREST RESET
ANNUAL REDEMPTION    DATES:(3)            PERIOD:             ISSUE PRICE
PERCENTAGE           OPTIONAL PAYMENT
INCREASE:            CURRENCY:(3)         INTEREST RESET      DESIGNATED CMT
                                          DATES:              TELERATE PAGE:
If yes, state each   DESIGNATED
redemption date and  EXCHANGE RATE:(3)    APPLICABILITY OF
redemption price:                         MODIFIED PAYMENT
                     NOTES ALSO           UPON ACCELERATION
APPLICABILITY OF     REPRESENTED BY       OR REDEMPTION:
ANNUAL REDEMPTION    INTERNATIONAL
REDUCTION:           GLOBAL NOTE:         If yes, state
                     [_] Yes(5)  [_] No   Issue Price:
If yes, state
Annual Percentage                         INDEXED
Reduction:                                CURRENCY:(4)

                                          CURRENCY BASE(4)
                                          RATE:

----------
(3)  If Note has dual currency feature.

(4)  If Note has index feature.

(5) If Notes of the same Tranche are also to be represented by a global note (an "International Global Note") deposited with a common depositary for Clearstream Banking, societe anonyme and Euroclear Bank S.A./N.V.

Calculation Agent:              IF INTEREST RATE BASIS IS LIBOR:
                                       DESIGNATED LIBOR CURRENCY:_______________
                                       DESIGNATED LIBOR PAGE:
                                       [ ] Reuters Page: ____________
                                       [ ] Telerate Page:  __________

INTEREST CALCULATION:                  DAY COUNT CONVENTION
[ ] Regular Floating Rate Note         [ ] Actual/360 for the period
[ ] Floating Rate/Fixed Rate                    from       to
       Fixed Rate Commencement Date:   [ ] Actual/Actual to the period
       Fixed Interest Rate:                    from       to
[ ] Inverse Floating Rate Note
       Fixed Interest Rate:

ADDENDUM ATTACHED:
[ ] Yes
[ ] No

OTHER PROVISIONS:

          General Electric Capital Corporation, a Delaware corporation (together with its successors and assigns, the "Company"), for value received, hereby promises to pay to , or registered assignees, the principal sum (or Face Amount, if the Note has a dual-currency or index feature) specified in Schedule I hereto on the Maturity Date specified above (except to the extent redeemed or repaid prior to the Maturity Date) and to pay interest thereon from the Original Issue Date specified above at a rate per annum equal to the Initial Interest Rate specified above until the first Interest Reset Date next succeeding the Original Issue Date specified above, and thereafter at a rate per annum determined in accordance with the provisions specified on the reverse hereof until the principal hereof is paid or duly made available for payment (except as provided below). The Company will pay interest in arrears monthly, quarterly, semiannually, or annually as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Maturity Date (or any redemption or repayment date); PROVIDED, HOWEVER, that if the Original Issue Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Original Issue Date to the registered holder of this Note on the Record Date with respect to such second Interest Payment Date; and PROVIDED, FURTHER, that if an Interest Payment Date (other than maturity) would fall on a day that is not a Business Day (this and certain other capitalized terms used herein are defined on the reverse of this Note), such Interest Payment Date shall be the following day that is a Business Day, except that if the Interest Rate Basis specified above is LIBOR and such next Business Day falls in the next calendar month, the Interest Payment Date shall be the immediately preceding day that is a Business Day.

          [WITH RESPECT TO ANY DUAL-CURRENCY NOTES, THE COMPANY MAY ELECT ON EACH OPTION ELECTION DATE SPECIFIED ABOVE (EACH SUCH DATE HEREIN BEING CALLED AN "OPTION ELECTION DATE") TO PAY THE AMOUNTS DUE ON THIS NOTE ON THE SUCCEEDING INTEREST PAYMENT DATE OR MATURITY DATE, AS THE CASE MAY BE, IN THE OPTIONAL PAYMENT CURRENCY SPECIFIED ABOVE (THE "OPTIONAL PAYMENT CURRENCY") INSTEAD OF IN THE FACE AMOUNT CURRENCY. THE AMOUNTS DUE IN THE OPTIONAL PAYMENT CURRENCY ON ANY INTEREST PAYMENT DATE OR AT THE MATURITY DATE, AS THE CASE MAY BE, SHALL BE DETERMINED BY THE COMPANY USING THE DESIGNATED EXCHANGE RATE SPECIFIED ABOVE (THE "DESIGNATED EXCHANGE RATE"). IF SUCH ELECTION IS MADE, THE COMPANY SHALL NOTIFY THE PAYING AGENT, AS DEFINED BELOW, OF THE ELECTION ON THE OPTION ELECTION DATE AND NOTICE OF SUCH ELECTION SHALL BE MAILED TO THE REGISTERED HOLDER OF THIS NOTE BY FIRST CLASS MAIL, POSTAGE PREPAID, AT THE ADDRESS OF SUCH HOLDER AS THAT ADDRESS APPEARS UPON THE BOOKS OF THE COMPANY WITHIN TWO BUSINESS DAYS (THIS AND CERTAIN OTHER CAPITALIZED TERMS USED HEREIN ARE DEFINED ON THE REVERSE OF THIS NOTE) OF THE OPTION ELECTION DATE AND SHALL STATE (I) THE INTEREST PAYMENT DATE AND (II) THE EXCHANGE RATE TO BE USED TO CONVERT AMOUNTS FROM THE FACE AMOUNT CURRENCY TO THE OPTIONAL PAYMENT CURRENCY, WHICH RATE SHALL BE THE DESIGNATED EXCHANGE RATE. ANY SUCH NOTICE BY THE COMPANY TO THE REGISTERED HOLDER OF THIS NOTE, ONCE GIVEN, MAY NOT BE WITHDRAWN. IF THE COMPANY ELECTS ON ANY OPTION ELECTION DATE TO PAY THE AMOUNTS

DUE ON EACH SUCCEEDING INTEREST PAYMENT DATE OR AT THE MATURITY DATE, AS THE CASE MAY BE, IN THE OPTIONAL PAYMENT CURRENCY, THEN IT SHALL PAY ALL SUCH AMOUNTS (INCLUDING PRINCIPAL) DUE WITH RESPECT TO THIS NOTE IN THE OPTIONAL PAYMENT CURRENCY ON EACH SUCCEEDING INTEREST PAYMENT DATE OR AT THE MATURITY DATE, AS THE CASE MAY BE. IF THE COMPANY DOES NOT ELECT ON AN OPTION ELECTION DATE TO PAY THE AMOUNT DUE ON THE SUCCEEDING INTEREST PAYMENT DATE OR AT THE MATURITY DATE, AS THE CASE MAY BE, IN THE OPTIONAL PAYMENT CURRENCY, THEN SUCH PAYMENT SHALL BE MADE IN THE FACE AMOUNT CURRENCY AND NO NOTICE OF SUCH PAYMENT NEED BE GIVEN.](6)

          Payment of the principal of this Note, any premium and the interest due at the Maturity Date (or any redemption or repayment date) will be made in immediately available funds upon surrender of this Note at the office or agency of such paying agent (a "Paying Agent") as the Company may determine maintained for that purpose in the Borough of Manhattan, The City of New York, [and in London](7) or at the office or agency of such other Paying Agent as the Company may determine.

          Interest on this Note will accrue initially from the Original Issue Date and thereafter will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for and such interest thereafter will accrue until the principal hereof has been paid or duly made available for payment (except as provided below). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Note) is registered at the close of business on the date 15 days prior to an Interest Payment Date (whether or not a Business Day) (each such date a "Record Date"); PROVIDED, HOWEVER, that interest payable on the Maturity Date (or any redemption or repayment date) will be payable to the person to whom the principal hereof shall be payable.

----------
(6)  Use if Note has dual-currency feature.

(7)  Include if this Note is to be listed on the London Stock Exchange.

          If the Specified Currency indicated on the face hereof is other than U.S. dollars, any payment on this Note on an Interest Payment Date or the Maturity Date (or any redemption or repayment date) will be made in U.S. dollars based on the noon U.S. dollar buying rate in the City of New York for cable transfers of such Specified Currency, on the second Business Day (this and certain other capitalized terms used herein are defined on the reverse of this
Note) preceding the applicable payment date, as certified by the Federal Reserve Bank of New York for customs purposes, unless the holder hereof elects by written request (which request shall also include appropriate wire transfer instructions) to the Paying Agent at its corporate trust office in The City of New York received on or prior to the Record Date relating to an Interest Payment Date or at least 10 days prior to the Maturity Date (or any redemption or repayment date), as the case may be, to receive such payment in such Specified Currency except as provided on the reverse hereof; PROVIDED, that the amount of such Specified Currency to be received by a holder of this Note who so elects to receive such Specified Currency will be based on a firm bid quotation in New York City received by the Exchange Rate Agent, as defined on the reverse hereof, at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from a recognized foreign exchange dealer (which may be the Exchange Rate Agent) for the purchase by the quoting dealer of U.S. dollars in exchange for such Specified Currency for settlement on such payment date in the aggregate amount of such Specified Currency payable to all holders of Notes having the same terms as this Note (including Original Issue
Date) that have so elected to receive such Specified Currency and at which the applicable dealer commits to execute a contract; PROVIDED, FURTHER, that if such bid quotation is not available, such payments shall be made in U.S. Dollars. All currency exchange costs will be borne by the holder of this Note who so elects to receive such Specified Currency by deductions from such payments. The holder hereof may elect to receive payment in such Specified Currency for all such payments and need not file a separate election for each such payment, and such election shall remain in effect until revoked by written notice to the Paying Agent at its corporate trust office in The City of New York received on a date prior to the Record Date for the relevant Interest Payment Date or at least 10 days prior to the Maturity Date (or any redemption or repayment date), as the case may be; PROVIDED, HOWEVER, that such election is irrevocable as to the next succeeding payment to which it relates; if such election is made as to full payment on this Note, such election may thereafter be revoked so long as the Paying Agent is notified of the revocation within the time period set forth above.

          If the Specified Currency indicated on the face hereof is U.S. dollars, payment of the principal of and premium, if any, and interest on this Note will be made in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that payments of interest, other than interest due at maturity (or any redemption or repayment date) will be made by United States dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register. A holder of U.S.$5,000,000 or more in aggregate principal amount of Notes having the same Interest Payment Date will be entitled to receive payments of interest, other than interest due at maturity or any date of redemption or repayment, by wire transfer of immediately available funds to an account maintained by the holder of this Note if appropriate wire transfer instructions in writing have been received by the Paying Agent not less than 10 calendar days prior to the applicable Interest Payment Date.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee, as defined on the reverse hereof, by manual signature, this Note shall not be entitled to any benefit under the Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

DATED:                                  GENERAL ELECTRIC CAPITAL
                                          CORPORATION

[SEAL]                                  By:
                                           -------------------------------------
                                           Title:

ATTEST:

By:
   -------------------------------------
      Title:

CERTIFICATE OF AUTHENTICATION

          This is one of the Securities of the Tranche designated therein described in the within-mentioned Indenture.

JPMORGAN CHASE BANK, N.A.
(FORMERLY KNOWN AS THE CHASE MANHATTAN BANK), as Trustee

By:
   -------------------------------------
      Authorized Officer

                            [FORM OF REVERSE OF NOTE]

          This Note is one of a duly authorized issue of Global Medium-Term Notes, Series A, having maturities from nine months to 60 years from the date of issue (the "Notes") of the Company. The Notes are issuable under a Third Amended and Restated Indenture, dated as of February 27, 1997 between the Company and JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank) as amended by the First Supplemental Indenture dated as of May 3, 1999, the Second Supplemental Indenture dated as of July 2, 2001 and the Third Supplemental
Indenture dated as of November 22, 2002 (such indenture as amended and supplemented to the date hereof being referred to herein as the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Company, the Trustee and the holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank) has been appointed Exchange Rate Agent (the "Exchange Rate Agent", which term includes any successor, Exchange Rate Agent) with respect to the Notes, and JPMorgan Chase Bank, N.A. at its corporate trust office in The City of New York has been appointed the registrar and as a Paying Agent with respect to the Notes. The Calculation Agent will be appointed pursuant to the applicable pricing supplement. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Indenture. To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein.

          This Note will not be subject to any sinking fund and will not be redeemable or subject to repayment at the option of the holder prior to maturity, except as provided below.

          This Note may be redeemed at the option of the Company on any date on and after the Initial Redemption Date, if any, specified above (the "Redemption Date". If no Initial Redemption Date is set forth above, this Note may not be redeemed at the option of the Company prior to the Maturity Date. On and after the Initial Redemption Date, if any, this Note may be redeemed at any time in whole or from time to time in part in increments of $1,000 (provided that any remaining principal hereof shall be at least $1,000) at the option of the Company at the applicable Initial Redemption Percentage together with interest thereon payable to the Redemption Date, on notice given to the holder of this Note not more than 60 nor less than 30 days prior to the Redemption Date. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the holder of this Note upon the surrender hereof. The Initial Redemption Percentage may be increased or decreased, as the case may be, as indicated on the face hereof under "Applicability of Annual Redemption Percentage Increase" or "Applicability of Annual Redemption Reductions". [If this Note is subject to "Modified Payment upon Acceleration or Redemption" the redemption price of this Note shall be limited to the Amortized Amount.]

          Unless otherwise indicated on the face of this Note, this Note shall not be subject to repayment at the option of the holder prior to the Maturity Date. If so indicated on the face of this Note, this Note may be subject to repayment at the option of the holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of 1,000 units of the Specified Currency indicated on the face hereof (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest hereon payable to the date of repayment. For this Note to be repaid in whole or in part at the option of the holder hereof, the Company must receive at the corporate trust office of the Paying Agent in the Borough of Manhattan, The City of New York, at least 30 days but not more than 60 days prior to the repayment,
(i) this Note with the form entitled "Option to Elect Repayment" on the reverse hereof duly completed or (ii) a telegram, facsimile transmission or a letter from a member of a national securities exchange or a member of the National Association of Securities Dealers, Inc. (the "NASD") or a commercial bank or trust company in the United States which must set forth the name of the holder of the Note, the principal amount of this Note, the principal amount of this Note to be repaid, the certificate number or a description of the tenor and terms of this Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note to be repaid, together with the duly completed form entitled "Option to Elect Repayment" on the reverse hereof, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, facsimile transmission or letter; PROVIDED, HOWEVER, that such telegram, facsimile transmission or letter from a member of a national securities exchange or a member of the

NASD or a commercial bank or trust company in the United States shall only be effective if in such case, this Note and form duly completed are received by the Company by such fifth Business Day. Exercise of such repayment option by the holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the holder hereof upon cancellation hereof, but only in an authorized denomination.

          This Note will bear interest at the rate determined as follows:

               1. If this Note is designated as a Regular Floating Rate Note on the face hereof, then, except as described below, this Note shall bear interest at the rate determined by reference to the applicable Interest Rate Basis shown on the face hereof (i) plus or minus the applicable Spread, if any, and/or (ii) multiplied by the applicable Spread Multiplier, if any, specified and applied in the manner described on the face hereof. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note is payable shall be reset as of each Interest Reset Date specified on the face hereof; PROVIDED, HOWEVER, that (i) the interest rate in effect for the period from the Original Issue Date to the Initial Interest Reset Date will be the Initial Interest Rate, and (ii) unless otherwise specified on the face hereof, the interest rate in effect hereon for the ten calendar days immediately prior to a Maturity Date or redemption or repayment date shall be that in effect on the tenth calendar day preceding such date.

               2. If this Note is designated as a Floating Rate/Fixed Rate Note on the face hereof, then, except as described below, this Note shall initially bear interest at the rate determined by reference to the applicable Interest Rate Basis shown on the face hereof (i) plus or minus the applicable Spread, if any, and/or (ii) multiplied by the applicable Spread Multiplier, if any, specified and applied in the manner described on the face hereof. Commencing on the Initial
          Interest Reset Date, the rate at which interest on this Note is payable shall be reset as of each Interest Reset Date specified on the face hereof; PROVIDED, HOWEVER, that (i) the interest rate in effect for the period from the Original Issue Date to the Initial Interest Reset Date will be the Initial Interest Rate; (ii) unless otherwise specified on the face hereof, the interest rate in effect hereon for the ten calendar days immediately prior to the Fixed Rate Commencement Date shall be that in effect on the tenth calendar day preceding the Fixed Rate Commencement Date; and (iii) the interest rate in effect commencing on, and including, the Fixed Rate Commencement Date to the Maturity Date shall be the Fixed Interest Rate, if such a rate is specified on the face hereof, or if no such Fixed Interest Rate is so specified, the interest rate in effect hereon on the day immediately preceding the Fixed Rate Commencement Date.

               3. If this Note is designated as an Inverse Floating Rate Note on the face hereof, then, except as described below, this Note will bear interest equal to the Fixed Interest Rate indicated on the face hereof minus the rate determined by reference to the applicable Interest Rate Basis shown on the face hereof (i) plus or minus the applicable Spread, if any, and/or (ii) multiplied by the applicable Spread Multiplier, if any, specified and applied in the manner described on the face hereof; PROVIDED, HOWEVER, that the interest rate hereon will not be less than zero. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note is payable shall be reset as of each Interest Rate Reset Date specified on the face hereof; PROVIDED, HOWEVER, that (i) the interest rate in effect for the period from the Original Issue Date to the Initial Interest Reset Date will be the Initial Interest Rate, and (ii) unless otherwise specified on the face hereof, the interest rate in effect hereon for the ten calendar days immediately prior to a Maturity Date or redemption or repayment date shall be that in effect on the tenth calendar day preceding such date.

               4. Notwithstanding the foregoing, if this Note is designated on the face hereof as having an Addendum attached, the Note shall bear interest in accordance with the terms described in such Addendum.

          Except as provided above, the interest rate in effect on each day shall be (a) if such day is an Interest Reset Date, the interest rate determined on the Interest Determination Date (as defined below) immediately preceding such Interest Reset Date or (b) if such day is not an Interest Reset Date, the interest rate determined on the Interest Determination Date immediately preceding the next preceding Interest Reset Date. Each Interest Rate Basis shall be the rate determined in accordance with the applicable provision below. If any Interest Reset Date (which term includes the term Initial Interest Reset Date unless the context otherwise requires) would otherwise be a day that is not a Business Day, such Interest Reset

Date shall be postponed to the next succeeding day that is a Business Day, except that if an Interest Rate Basis specified on the face hereof is LIBOR and such next Business Day falls in the next succeeding calendar month, such Interest Reset Date shall be the next preceding Business Day.

          The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to the CD Rate, Commercial Paper Rate, Federal Funds Rate, Prime Rate and CMT Rate will be the second Business Day next preceding such Interest Reset Date. The Interest Determination Date with respect to the Eleventh District Cost of Funds Rate will be the last working day of the month immediately preceding each Interest Reset Date on which the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") publishes the Index (as defined below). The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to LIBOR shall be the second London Business Day preceding such Interest Reset Date unless the Index Currency is (i) pounds sterling, in which case the Interest Determination Date will be the applicable Interest Reset Date or (ii) Euro, in which case the Interest Determination Date will be the second Target Settlement Date (as defined below) preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to the Treasury Rate shall be the day of the week in which such Interest Reset Date falls on which Treasury bills normally would be auctioned; PROVIDED, HOWEVER, that if an auction is held on the Friday of the week preceding such Interest Reset Date, the related Interest Determination Date shall be such preceding Friday; and PROVIDED, FURTHER, that if an auction shall fall on any Interest Reset Date, then the Interest Reset Date shall instead be the first Business Day following the date of such auction.

          The "CALCULATION DATE" pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day preceding the applicable Interest Payment Date or Maturity Date or redemption or repayment date, as the case may be.

          DETERMINATION OF CD RATE. If the Interest Rate Basis specified on the face hereof is the CD Rate, the CD Rate with respect to this Note shall be determined on each Interest Determination Date and shall be the rate on such date for negotiable certificates of deposit having the Index Maturity specified on the face hereof as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates," or any successor publication ("H.15(519)"), under the heading "CDs (secondary market)," or, if not so published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the CD Rate will be the rate on such Interest Determination Date for negotiable certificates of deposit of the Index Maturity specified on the face hereof as published in the daily update of H.15(519), available through the world-wide-web site of the Board of
Governors       of       the       Federal        Reserve       Systems       at
http://www.bog.frb.fed.us/releases/h15/update, or any successor site or publication ("H.15 Daily Update) or such other recognized electronic source used for the purpose of displaying such rate, under the heading "CDs (secondary market)." If such rate is not yet published in either H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on such Calculation Date pertaining to such Interest Determination Date, then the CD Rate on such Interest Determination Date will be calculated by the Calculation Agent referred to on the face hereof and will be the average of the secondary market offered rates as of 10:00 a.m., New York City time, on such Interest Determination Date, as quoted by three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent, for negotiable certificates of deposit of major United States money market banks with a remaining maturity closest to the Index Maturity specified on the face hereof in a denomination of $5,000,000; provided, however, that if fewer than three dealers are quoting rates, the rate of interest on this Note with respect to the following Interest Reset period shall be the rate of interest as in effect on such Interest Determination Date.

          DETERMINATION OF COMMERCIAL PAPER RATE. If the Interest Rate Basis specified on the face hereof is the Commercial Paper Rate, the Commercial Paper Rate with respect to this Note shall be determined on each Interest Determination Date and shall be the Money Market Yield (as defined herein) of the rate on such date for commercial paper having the Index Maturity specified on the face hereof, as such rate shall be published in H.15(519) under the heading "Commercial Paper-Nonfinancial," or if not so published prior to 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Commercial Paper Rate shall be the Money Market Yield of the rate on such Interest Determination Date for commercial paper of the Index Maturity specified on the face hereof as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the heading "Commercial Paper - Nonfinancial". If such rate is not yet available in either H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on such Calculation Date, then the Commercial Paper Rate on such Interest Determination Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the average of the offered rates as of 11:00 a.m., New York City time, on such Interest Determination Date as quoted by three leading dealers in commercial paper in The City of New York selected by the Calculation Agent for commercial paper of the Index Maturity specified on the face hereof, placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized rating agency; PROVIDED, HOWEVER, that if fewer than three dealers are quoting rates, the rate of interest on this Note with respect to the following Interest Reset Period shall be the rate of interest in effect on such Interest Determination Date.

          "MONEY MARKET YIELD" shall be a yield (expressed as a percentage) calculated in accordance with the following formula:

          Money Market Yield =   D x 360       x 100
                               ---------------
                                   360 - (D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the period for which interest is being calculated.

          DETERMINATION OF ELEVENTH DISTRICT COST OF FUNDS RATE. If an Interest Rate Basis for this Note is the Eleventh District Cost of Funds Rate, as indicated above, the Eleventh District Cost of Funds Rate shall be determined on each applicable Interest Determination Date and shall be the rate equal to the monthly weighted average cost of funds for the calendar month preceding such Interest Determination Date as set forth under the caption "11th District" on Bridge Telerate, Inc., or any successor service ("Telerate") on Page 7058 as of 11:00 a.m., San Francisco time, on such Interest Determination Date. If such rate does not appear on Telerate Page 7058 on any Interest Determination Date, the Eleventh District Cost of Funds Rate for such Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the FHLB of San Francisco as such cost of funds for the calendar month preceding the date of such announcement. If the FHLB of San Francisco fails to announce such rate for the calendar month next preceding such Interest Determination Date, then the rate of interest on this Note for the following Interest Reset Period will be the rate of interest in effect on such Interest Determination Date.

          DETERMINATION OF FEDERAL FUNDS RATE. If the Interest Rate Basis specified on the face hereof is the Federal Funds Rate, the Federal Funds Rate with respect to this Note shall be determined on each Interest Determination
Date and shall be the rate on such date for Federal Funds as published in H.15(519) under the heading "Federal Funds Effective", as such rate is displayed on Telerate Page 120 or, if not so published by 11:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate will be the rate on such Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the heading "Federal Funds (Effective)." If such rate does not appear on Telerate Page 120 or is not yet published in either H.15(519), H.15 Daily Update, or another recognized electronic source by 3:00 p.m., New York City time, on such Calculation Date, the Federal Funds Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be the average of the rates for the last transaction in overnight Federal funds as of 11:00 a.m., New York City time, on such Interest Determination Date arranged by three leading brokers of Federal funds transactions in The City of New York selected by the Calculation Agent; PROVIDED, HOWEVER, that if fewer than three brokers are providing quotes, the rate of interest on this Note with respect to the following Interest Reset Period Date shall be the rate of interest in effect on such Interest Determination Date.

          DETERMINATION OF LIBOR. If the Interest Rate Basis specified on the face hereof is LIBOR, LIBOR with respect to this Note shall be determined on each Interest Determination Date as follows:

     (a) With respect to any Interest Determination Date, LIBOR will be generally determined as either:

               (1) If "LIBOR Reuters" is specified on the face hereof, the average of the offered rates for deposits in the Designated LIBOR Currency having the Index Maturity specified on the face hereof beginning on the second London Business Day immediately after the Interest Determination Date, that appear on the Designated LIBOR page as of 11:00 a.m., London time, on that Interest Determination Date, if at least two offered rates appear on the Designated LIBOR Page; or

               (2) If "LIBOR Telerate" is specified on the face hereof, or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified on the face hereof, the rate for deposits in the Designated LIBOR Currency having the Index Maturity specified on the face hereof beginning on the second London Business Day immediately after such date (or, if pounds sterling is the Designated LIBOR Currency, beginning on such date or, if Euro is the Designated LIBOR Currency, beginning on the second TARGET Settlement Date immediately after such date), that appears on the Designated LIBOR Page as of 11:00 a.m., London time, on that Interest Determination Date.

                    Where (1) above applies, if fewer than two offered rates appear on the Designated LIBOR Page, or, where (2) above applies, if no rate appears on the Designated LIBOR Page, LIBOR for that Interest Determination Date will be determined based on the rates on that Interest Determination Date at approximately 11:00 a.m., London time, at which deposits on that date in the Designated LIBOR Currency for the period of the Index Maturity specified on the face hereof are offered to prime banks in the London interbank market by four major banks in that market selected by the Calculation Agent and in a principal amount of not less than $1,000,000 (or its foreign currency equivalent) that in the Calculation Agent's judgment is representative for a single transaction in the Designated LIBOR Currency in such market at such time (a "Representative Amount"). The offered rates must begin on the second London Business Day immediately after the Interest Determination Date (or if pounds sterling is the Designated LIBOR Currency, commencing on such Interest Determination Date or, if Euro is the Designated LIBOR Currency, beginning on the second TARGET Settlement Date immediately after such date).

                    The Calculation Agent will request the principal London office of each of these banks to quote its rate. If the Calculation Agent receives at least two quotations, LIBOR will be the average of those quotations.

     (b) If the Calculation Agent receives fewer than two quotations, LIBOR will be the average of the rates quoted at approximately 11:00 a.m., New York City time, on the Interest Determination Date by three major banks in the Principal Financial Center selected by the Calculation Agent. The rates will be for loans in the Designated LIBOR Currency to leading European banks having the specified Index Maturity beginning on the second London Business Day after that date (or, if pounds sterling is the Designated LIBOR Currency, commencing on such date or, if Euro is the Designated LIBOR Currency, beginning on the second TARGET Settlement Date immediately after such date) and in a Representative Amount.

     (c) If fewer than three banks provide quotes, the rate of interest on this Note with respect to the following Interest Reset Period shall be the rate of interest in effect on such Interest Determination Date.

          "DESIGNATED LIBOR CURRENCY" means the currency (including composite currencies) specified on the face hereof as the currency with respect to which LIBOR shall be calculated. If no such currency is specified on the face hereof, the Designated LIBOR Currency shall be U.S. dollars.

          "DESIGNATED LIBOR PAGE" means either (a) if "LIBOR Reuters" is specified on the face hereof, the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency, or (b) if "LIBOR Telerate" is specified on the face hereof or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified as the method for calculating LIBOR, the display on Telerate (or any successor service) for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency.

          Unless provided otherwise on the face hereof, "PRINCIPAL FINANCIAL CENTER" will be (i) the capital city of the country issuing the currency in which the Notes are denominated or (ii) the capital city of the country to which the Designated LIBOR Currency relates, as applicable, except, in the case of (i) or (ii) above, that with respect to the following currencies, the "Principal Financial Center" will be as indicated below:

            Currency                   Principal Financial Center
            --------                   --------------------------

            United States dollars      The City of New York

            Australian dollars         Sydney and, if Australian dollars is the
                                        currency in which the Notes are
                                        denominated, Melbourne

            Canadian dollars           Toronto

            South African rand         Johannesburg

            Swiss francs               Zurich


          "TARGET SETTLEMENT DATE" means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open.

          DETERMINATION OF PRIME RATE. If the Interest Rate Basis specified on the face hereof is the Prime Rate, the Prime Rate with respect to this Note shall be determined on each Interest Determination Date and shall be the rate set forth on that Interest Determination Date in H.15(519) under the heading "Bank Prime Loan". If the rate is not published in H.15(519) by 3:00 p.m., New York City time, on the Calculation Date, then the Prime Rate will be the rate as published on such Interest Determination Date in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate under the caption "Bank Prime Loan". If the rate is not published in H.15(519),
H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the Calculation Date, then the Prime Rate will be the average (rounded upwards, if necessary, to the next higher one-hundred thousandth of a percentage point) of the rates publicly announced by each bank on the Reuters Screen USPRIME1 Page as its prime rate or base lending rate for that Interest Determination Date. If fewer than four, but more than one, rates appear on the Reuters Screen USPRIME1 Page, the Prime Rate will be the average of the prime rates (quoted on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on the Interest Determination Date by four major money center banks in The City of New York selected by the Calculation Agent. If fewer than two rates appear, the Prime Rate will be determined based on the rates furnished in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, having total equity capital of at least $500 million and being subject to supervision or examination by a Federal or State authority, as selected by the Calculation Agent. If no banks are providing quotes, the rate of interest on this Note with respect to the following Interest Reset Period shall be the rate of interest in effect on such Interest Determination Date. "Reuters Screen USPRIME 1 Page" means the display designated as page "USPRIME 1" on the Reuters Monitor Money Rates Service, or any successor service, or any other page as may replace the USPRIME 1 Page on that service for the purpose of displaying prime rates or base lending rates of major United States banks.

          DETERMINATION OF TREASURY RATE. If the Interest Rate Basis specified on the face hereof is "Treasury Rate," the Treasury Rate with respect to this Note shall be

     (a) the rate from the Auction held on the applicable Interest Determination Date (the "AUCTION") of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified on the face hereof as that rate appears under the caption "INVESTMENT RATE" on the display on Bridge Telerate, Inc., or any successor service, on page 56 or any other page as may replace page 56 on that service ( "Telerate Page 56") or page 57 or any other page as may replace page 57 on that service ( "Telerate Page 57"); or

     (b) if the rate described in (i) above is not published by 3:00 p.m., New York City time, on the Calculation Date, the Bond Equivalent Yield of the rate for the applicable Treasury Bills as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High;" or

     (c) if the rate described in (ii) above is not published by 3:00 p.m., New York City time, on the related Calculation Date, the Bond Equivalent Yield of the Auction rate of the applicable Treasury Bills, announced by the United States Department of the Treasury; or

     (d) in the event that the rate described in (iii) above is not announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the applicable Interest Determination Date of Treasury Bills having the Index Maturity specified on the face hereof published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market;" or

     (e) if the rate described in (iv) above is not so published by 3:00 p.m., New York City time, on the related Calculation Date, the rate on the applicable Interest Determination Date of the applicable Treasury Bills as published in
H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market;" or

     (f) if the rate described in (v) above is not so published by 3:00 p.m., New York City time, on the related Calculation Date, the rate on the applicable Interest Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the applicable Interest
Determination Date, of three primary United States government securities dealers, which may include the agent or its affiliates, selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified on the face hereof; or

     (g) if the dealers selected by the Calculation Agent are not quoting as described in (vi), the Treasury Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

          The "BOND EQUIVALENT YIELD" means a yield calculated in accordance with the following formula and expressed as a percentage:

                  Bond Equivalent Yield = D x N
                                          -----
                                      360 - (D x M)

where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

          CMT RATE NOTE. If the Interest Rate Basis specified on the face hereof is the CMT Rate, the CMT Rate with respect to this Note shall be determined on each Interest Determination Date, and shall be the rate displayed on the Designated CMT Telerate Page under the caption " . . . Treasury Constant Maturities . . . Federal Reserve Board Release H.15 . . . Mondays Approximately 3:45 p.m.", under the column for the Index Maturity specified on the face hereof for:

     (1) if the Designated CMT Telerate Page is 7051, the rate for the Interest Determination Date; or

     (2) if the Designated CMT Telerate Page is 7052, the weekly or monthly average, as applicable, ended immediately preceding the week or month, as applicable, in which the Interest Determination Date occurs.

          If no page is specified, the Designated CMT Telerate Page will be 7052 for the most recent week. If that rate is no longer displayed on the relevant page, or if it is not displayed by 3:00 p.m., New York City time, on the Calculation Date, then the CMT Rate will be the Treasury constant maturity rate for the specified Index Maturity as published in the relevant H.15(519). If the rate is no longer published in H.15(519), or is not published by 3:00 p.m., New York City time, on the Calculation Date, then the CMT Rate for that Interest Determination Date will be the Treasury constant maturity rate for the specified Index Maturity (or other U.S. Treasury rate for such Index Maturity for that Interest

Determination Date) as may then be published by either the Federal Reserve Board or the U.S. Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If that information is not provided by 3:00 p.m., New York City time, on the Calculation Date, then the CMT Rate will be calculated as a yield to maturity, based on the average of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on that Interest Determination Date reported, according to their written records, by three leading primary U.S. government securities dealers (each, a "Reference Dealer") in The City of New York selected by the Calculation Agent. These dealers will be selected from five Reference Dealers. The Calculation Agent will eliminate the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Index Maturity specified on the face hereof and a remaining term to maturity of not less than the Index Maturity specified on the face hereof minus one year. If two Treasury Notes with an original maturity as described in the preceding sentence have remaining terms to maturity equally close to the specified Index Maturity, the quotes for the Treasury Note with the shorter remaining term to maturity will be used. If the Calculation Agent cannot obtain three Treasury Note quotations, the CMT Rate will be calculated as a yield to maturity based on the average of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on that Interest Determination Date of three Reference Dealers in The City of New York selected by the Calculation Agent using the same method described above, for Treasury Notes with an original maturity of the number of years that is the next highest to the Index Maturity specified on the face hereof with a remaining term to maturity closest to such Index Maturity and in an amount of at least $100,000,000. If three or four (and not five) of the Reference Dealers are providing quotes, then the CMT Rate will be based on the average of the offer prices obtained, and neither the highest nor the lowest of such quotes will be eliminated. If fewer than three Reference Dealers are providing quotes, the rate of interest on this Note with respect to the following Interest Reset Period shall be the rate of interest in effect on such Interest Determination Date.

          "DESIGNATED CMT TELERATE PAGE" means the display on Telerate (or any successor service) on the page designated on the face hereof (or any other page as may replace such page on such services). If no such page is specified on the face hereof, the Designated CMT Telerate Page shall be 7052, for the most recent week.

          Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date. The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States Federal law of general application.

          At the request of the holder hereof, the Calculation Agent will provide to the holder hereof the interest rate hereon then in effect and, if determined, the interest rate that will become effective as of the next Interest Reset Date.

          Interest payments on this Note will equal the amount of interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid (or from and including the date of issue, if no interest has been paid) to but excluding the related Interest Payment Date; PROVIDED, HOWEVER, that if the Interest Reset Period with respect to this Note is daily or weekly, each interest payment will include interest accrued from and including the date of issue or from but excluding the last Regular Record Date to which interest has been paid, as the case may be, through and including the Regular Record Date next preceding the applicable Interest Payment Date, unless otherwise specified on the face hereof; and PROVIDED, FURTHER, that the interest payment with respect to this Note made on the Maturity Date will include interest accrued to but excluding such Maturity Date.

          Accrued interest hereon shall be calculated by multiplying the face amount hereof by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day from the date of issue, or from the last day to which interest has been paid or duly provided for, to the date for which accrued interest is being calculated. Unless otherwise specified on the face hereof, the interest factor for each such day will be computed by dividing the interest rate applicable to such day by 360, if the Interest Rate Basis specified on the face hereof is the CD Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR, the Prime Rate or the CMT Rate, or by the actual number of days in the year if the Interest Rate Basis specified on the face hereof is the Treasury Rate. If the Interest Rate Basis specified on the face hereof is LIBOR and the currency specified on the face hereof is Euro, the face of this Note may indicate that the interest factor for each such day will be computed by dividing the rate applicable to such day by the actual number of days in the year.

          All percentages resulting from any calculation will be to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (E.G., 9.9876545% (or .09876545) would be rounded to 9.87655% (or.0987655), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

          In the case where the Maturity Date (or any redemption or repayment date) does not fall on a Business Day, payment of premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Maturity Date (or any redemption or repayment date), and no interest shall accrue for the period from and after the Maturity Date (or any redemption or repayment date) to such next succeeding Business Day.

          This Note is unsecured and ranks pari passu with all other unsecured and unsubordinated indebtedness of the Company.

          This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, in denominations of 1,000 units of the Specified Currency indicated on the face hereof or any integral multiple of 1,000 units of such Specified Currency in excess thereof, unless otherwise indicated on the face hereof.

          JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank) has been appointed registrar for the Notes (the "Registrar", which term includes any successor registrar appointed by the Company), and the Registrar will maintain at its office in The City of New York a register for the registration and transfer of Notes. [In addition, the Company has appointed JPMorgan Chase Bank, N.A. at its offices located at Trinity Tower, 9 Thomas More Street, London, E1W 1YT, United Kingdom, as a paying agent and transfer agent for the Notes.](8) This Note may be transferred at the aforesaid office of the Registrar or other transfer agent by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form approved by the Registrar and duly executed by the registered holder hereof in person or by the holder's attorney duly authorized in writing, and thereupon the Registrar or other transfer agent shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions for an equal aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; PROVIDED, HOWEVER, that the Registrar will not be required to register the transfer of or exchange any Note that has been called for redemption in whole or in part, or as to which the holder thereof has elected to cause such Note to be repaid in whole or in part, except the unredeemed or unpaid portion of Notes being redeemed or repaid in part, or to register the transfer of or exchange Notes to the extent and during the period so provided in the Indenture with respect to the redemption of Notes. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such exchanges and transfers of Notes will be free of charge, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form approved by the Registrar and executed by the registered holder in person or by the holder's attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

          In case any Note shall at any time become mutilated, destroyed, lost or stolen, or is apparently destroyed, lost or stolen, and such Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Registrar or other transfer agent, a new Note of like tenor will be issued by the Company in exchange for the Note so mutilated or defaced, or in lieu of the Note so destroyed or lost or stolen, but, in the case of any destroyed or lost or stolen Note only upon receipt of evidence satisfactory to the Registrar and the Company that such Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated

----------
(8)  Include if Note is to be listed on the London Stock Exchange.

with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

          The Indenture provides that if an Event of Default (as defined in the Indenture) with respect to any series of debt securities issued under the Indenture, including the series of Global Medium-Term Notes, Series A, of which this Note forms a part, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the debt securities of such series then outstanding under the Indenture, by notice in writing to the Company (and to the Trustee if given by securityholders of such series), may declare the principal of all debt securities of such series and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal (or premium, if any) or interest on such debt securities) by the holders of a majority in principal amount of the debt securities of such series then outstanding.

          If the face hereof indicates that this Note is subject to "Modified Payment upon Acceleration or Redemption", then (i) if the principal hereof is declared to be due and payable as described in the preceding paragraph, the amount of principal due and payable with respect to this Note shall be limited to the sum of the Issue Price specified on the face hereof plus the Amortized Amount, (ii) for the purpose of any vote of securityholders taken pursuant to the Indenture prior to the acceleration of payment of this Note, the principal amount hereof shall equal the amount that would be due and payable hereon, calculated as set forth in clause (i) above, if this Note were declared to be due and payable on the date of any such vote and (iii) for the purpose of any vote of securityholders taken pursuant to the Indenture following the acceleration of payment of this Note, the principal amount hereof shall equal the amount of principal due and payable with respect to this Note, calculated as set forth in clause (i) above.

          The Indenture permits the Company, when authorized by resolution of the Board of Directors, and the Trustee, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the notes of each series (each series voting as a class) affected by such supplemental indenture at the time outstanding, including the series of Global Medium-Term Series A, of which this Note forms a part, to enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the notes of each such series or the coupons appertaining to such notes; PROVIDED, HOWEVER, that no such supplemental indenture shall (i) extend the fixed maturity of any note, or reduce the rate or extend the time of payment of interest, if any, thereon, or reduce the principal amount or premium, if any, thereof, or make the principal thereof or premium, if any, or interest, if any, thereon payable in any coin or currency other than that provided in any note, or reduce the amount of the principal of an Original Issue Discount note that would be due and payable upon an acceleration of the maturity thereof or adversely affect the right of repayment, if any, at the option of the holder without the consent of the holder of each note so affected, or (ii) reduce the aforesaid percentage of notes of any series, the holders of which are required to consent to any such supplemental indenture, without the consent of the holder of each note so affected. A supplemental indenture which changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of notes, or which modifies the rights of the holders of notes of such series or of coupons appertaining to such notes with respect to such covenant or other provision, shall be deemed not to affect the rights under the Indenture of the holders of notes of any other series or of coupons appertaining to such notes.

          Except as set forth below, if the principal of, or premium, if any, or interest, if any, on this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Company for making payments thereof due to the imposition of exchange controls or other circumstances beyond the control of the Company or is no longer used by the government of the country issuing, or authority sponsoring, such Specified Currency or for the settlement of transactions by public institutions within the international banking community, then the Company will be entitled to satisfy its obligations to the holder of this Note by making such payments in U.S. dollars on the basis of the most recently available market exchange rate for such Specified Currency, as determined by the Exchange Rate Agent on the date of such payment, or if such rate is not available on such date, as of the most recent practicable date. If a Specified Currency is unavailable solely because the country of issue has replaced its currency with Euro pursuant to the entry of such country into the European Economic and Monetary Union, the amounts payable will, beginning with the date the replacement becomes effective, be made in Euro in conformity with legally applicable measures adopted with reference to such country's entry into the European Economic and Monetary Union. Any payment made under such circumstances in U.S. dollars or Euro, as the case may be, where the required payment is in a Specified Currency other than U.S. dollars or Euro, as the case may be, will not constitute an Event of Default.

          All determinations referred to above made by the Company or its agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of Notes.

          So long as this Note shall be outstanding, the Company will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, [and in London] (9) and an office or agency in said Borough of Manhattan [and in London](10) for the registration, transfer and exchange as aforesaid of the Notes. The Company may designate other agencies for the payment of said principal, premium, if any, and interest at such place or places (subject to applicable laws and regulations) as the Company may decide. So long as there shall be any such agency, the Company shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

          With respect to moneys paid by the Company and held by the Trustee or any Paying Agent for the payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise) such moneys shall be so repaid to the Company. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Company may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

          No provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein and in the Indenture prescribed unless otherwise agreed between the Company and the registered holder of this Note.

          The Company or any agent of the Company, the Registrar or the Trustee may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Registrar, the Trustee nor any such agent shall be affected by notice to the contrary.

                    [For so long as this Note is listed on the London Stock Exchange and the rules of the London Stock Exchange so require, all notices to the holder hereof shall also be published in the FINANCIAL TIMES or other English language daily newspaper of general circulation in London.](10)

          No recourse shall be had for the payment of the principal of, or premium, if any, or the interest on, this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuer hereof, expressly waived and released.

          This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

          As used herein:

          (a) the term "AMORTIZED AMOUNT" is equal to the original issue discount amortized from the Original Issue Date to the date of redemption or declaration, as the case may be, which amortization shall be calculated

----------
(9)  Include if Note is to be listed on the London Stock Exchange.

(10) Include if Note is to be listed on the London Stock Exchange.

using the "constant yield method" (computed in accordance with the rules under the Internal Revenue Code of 1986, as amended, and the regulations thereunder, in effect on the date of redemption or declaration, as the case may be);

          (b) the term "BUSINESS DAY" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York or in the place of payment; provided, however, that, with respect to Notes denominated in a Specified Currency other than U.S. dollars, such day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center of the country issuing the Specified Currency (or, if the Specified Currency is Euro, such day is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open); provided, further, that, with respect to LIBOR notes (other than those denominated in Euro) such day is also a London Business Day;

          (c) the term "LONDON BUSINESS DAY" means a day on which commercial banks are open for business (including dealings in the Designated LIBOR Currency) in London.

          (d) the term "UNITED STATES" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

          (e) all other terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

          TEN COM-as tenants in common
          TEN ENT-as tenants in the entireties
          JT TEN-as joint tenants with right of
             ownership and not as tenants in common
          UNIF GIFT MIN ACT-      Custodian
               (Cust)          -------------------------------------------------
                                                     (Minor)
          Under Uniform Gifts to Minors Act
                                           -------------------------------------
                                                    (State)

          Additional abbreviations may also be used though not in the above list.

                                   ----------

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE]

----------------------------:
----------------------------:

--------------------------------------------------------------------------------
[PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING ZIP CODE, OF ASSIGNEE]

--------------------------------------------------------------------------------
the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person

--------------------------------------------------------------------------------
attorney to transfer such Note on the books of the Company, with full power of substitution in the

--------------------------------------------------------------------------------
premises.

Dated:
      -----------------------------------

NOTICE:        The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

                            OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably request(s) the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned, at -----------------------------------------
-------------------------------------------------------------------------------.
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF THE UNDERSIGNED)

If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof (which shall be increments of 1,000 units of the Specified Currency indicated on the face hereof) which the holder elects to have repaid: ______________________; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):

--------------------------

Date:
     ---------------------

                                        NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement.

                                                                      SCHEDULE I

     The initial principal amount (or Face Amount, if the Note has a dual-currency or index feature) of this Global Note is U.S.$_______ . Changes in principal (or Face Amount, if the Note has a dual-currency or index feature) of this Global Note are set forth below:

                 PRINCIPAL AMOUNT BY      PRINCIPAL AMOUNT BY
               WHICH THIS GLOBAL NOTE   WHICH THIS GLOBAL NOTE
     DATE        IS TO BE DECREASED       IS TO BE INCREASED      NEW BALANCE
--------------------------------------------------------------------------------



                                       I